UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2015

EARTHLINK HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	46-4228084 (I.R.S. Employer Identification No.)

1170 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

The Leadership and Compensation Committee (the “Compensation Committee”) of the Board of Directors of EarthLink Holdings Corp. (the “Company”) has taken the following actions related to executive compensation:

Named Executive Officer Incentive Payouts for 2014

In February 2014, the Compensation Committee had approved the Company’s 2014 annual incentive plan (the “2014 Incentive Plan”) for executive officers. On February 17, 2015, after reviewing the Company’s 2014 results with respect to its revenue, Adjusted EBITDA and “free cash flow” performance objectives the Compensation Committee approved an incentive plan payout based on its determination of (i) a corporate payout equal to a blended achievement of 145% of these corporate objectives and (ii)  the executives’ individual performances, and approved cash incentive payments under the Company’s 2014 Incentive Plan for the following “named executive officers,” as follows:  Joseph F. Eazor, Chief Executive Officer and President, $1,024,759; Bradley A. Ferguson, Executive Vice President, Chief Financial Officer, $382,411;  Michael D. Toplisek, Executive Vice President, Managed Services, $318,331; and Brian P. Fink, Executive Vice President, Chief Technology Officer, $326,305.

(“Adjusted EBITDA” is a non-GAAP measure regularly used by the Company in its financial reporting and referring to net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs and loss from discontinued operations, net of tax.  The Committee defines “free cash flow” as Adjusted EBITDA less cash used for purchases of property and equipment and less restructuring, acquisition and integration-related costs.)

In February 2014, the Compensation Committee had authorized the grant to executive officers of performance-based restricted stock units (“RSUs”).  These RSUs could be earned based on the achievement of corporate performance objectives during 2014 with respect to revenue, Adjusted EBITDA and free cash flow (with a maximum amount to be earned of 100% of the RSUs granted).  On February 17, 2015 the Compensation Committee determined that based on the blended achievement of these performance objectives, 100% of these RSUs were earned.  As a result, the number of RSUs earned for the named executive officers are as follows:  Mr. Eazor, 265,007; Mr. Ferguson, 57,610; Mr. Toplisek, 80,654; and Mr. Fink, 54,730.  These RSUs will vest on the third anniversary of the grant date (assuming continued employment).

In March 2014, the Compensation Committee had approved an Executive Incentive Award Agreement with Mr. Toplisek in recognition of his importance to our sales and marketing efforts.  In addition to fixed amount cash retention payments, the incentive award agreement provided for a performance-based cash payment on March 15, 2015 of up to $500,000 depending on the levels of 2014 revenue and Adjusted EBITDA generated by the Company in excess of the 100% payout targets under our 2014 Incentive Plan.  As a result of the Company’s performance, on February 17, 2015, the Compensation Committee approved a performance-based cash payment to Mr. Toplisek of $384,142.

Named Executive Officer Salaries for 2015

Taking into account a competitive market review and individual performance, the Compensation Committee determined not to adjust the 2015 base salaries for any of the named executive officers from their 2014 base salaries.

Executive Officer Annual Incentive Plan for 2015

On February 17, 2015, the Compensation Committee established the 2015 annual incentive plan (the “2015 Incentive Plan”).  The Company performance objectives under the 2015 Incentive Plan are tied to revenue (50% weighting), Adjusted EBITDA (25% weighting) and a free cash flow measure determined by the Compensation Committee (25% weighting).  There also is a 30% individual performance factor.

The 2015 Incentive Plan provides for a sliding scale of bonus payouts which, assuming achievement of specified levels of revenue, Adjusted EBITDA and free cash flow, together with satisfaction of individual performance objectives, range between a threshold level (payout of 50% of target), a target level (payout of 100% of target), and a maximum level (payout of 200% of target).  The final bonus amounts paid, if any, shall be determined by the Compensation Committee based on the achievements of the Company performance objectives and the individual performance factors.

Incentive payouts, if any, to the named executive officers will be paid in cash after the end of the 2015 fiscal year.  The 2015 Incentive Plan also provides for certain payouts if, prior to the time of payment, the executive officer is terminated other than for cause, death or disability after a change in control or as the result of position elimination.

Taking into account a competitive market review and individual performance, the Compensation Committee determined not to adjust the 2015 target incentive opportunities for any of the named executive officers from their 2014 target incentive opportunities, other than with respect to Mr. Eazor whose target incentive opportunity was increased to 115% of eligible earnings.

Named Executive Officer Equity Awards for 2015

On February 17, 2015, the Compensation Committee approved the general terms of a 2015 long-term incentive compensation program (the “2015 LTIP”).  The 2015 LTIP contemplates grants of restricted stock units (“RSUs”) to executive officers.  The 2015 LTIP consists of 50% performance-based and 50% service-based RSU awards.  The performance-based RSUs would be earned depending on the level of successful completion of Company performance objectives tied to revenue, Adjusted EBITDA and free cash flow, with full vesting of RSUs earned on the third anniversary of the grant date.  The service-based RSUs vest ratably on the first, second and third anniversaries of the grant date.

On February 19, 2015, the Compensation Committee granted the 2015 LTIP equity awards of RSUs to the named executive officers as follows:  Mr. Eazor, 539,326 RSUs; Mr. Ferguson, 112,360 RSUs; Mr. Toplisek, 123,596 RSUs; and Mr. Fink, 112,360 RSUs.

Amendment to Severance Plan

On February 17, 2015, in order to be more consistent with competitive practices the Compensation Committee approved an amendment to the Company’s severance plan for executive officers to be effective April 1, 2015.  The amendment provides executive vice presidents and senior vice presidents with severance payments equal to 18 months and 12 months, respectively, of their base salary and healthcare benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS CORP.
(Registrant)

	By:	/s/ Bradley A. Ferguson
		Name:	Bradley A. Ferguson
		Title:	Chief Financial Officer

Date: February 23, 2015